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                                                                    EXHIBIT 15.1

                               ACKNOWLEDGEMENT OF
                        INDEPENDENT CHARTERED ACCOUNTANTS




To the Shareholders and Board of Directors of Teekay Shipping Corporation

We are aware of the incorporation by reference in Registration Statement (Form F-3 _____) of Teekay Shipping Corporation for the registration of up to $500,000,000 of its common stock, preferred stock, warrants, stock purchase contracts, stock purchase units or debt securities of our reports dated April 19, 2002, July 25, 2002 and October 25, 2002 relating to the unaudited consolidated interim financial statements of Teekay Shipping Corporation that are included in its Quarterly Reports (Form 6-K) for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, respectively.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the Registration Statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.





Vancouver, Canada                                         /s/  Ernst & Young LLP
                                                          ----------------------
January 14, 2003                                          Chartered Accountants